UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report: January 6, 2016
(Date of earliest event reported)

Timberline Resources Corporation
(Exact name of registrant as specified in its charter)

Commission File Number: 001-34055
_____________________________________

Delaware	82-0291227
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

101 East Lakeside Avenue
Coeur d’Alene, Idaho 83814
(Address of principal executive offices, including zip code)

 (208) 664-4859
(Company’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 6, 2016, the Board of Directors of Timberline Resources Corporation (the “Company”) appointed Steven A. Osterberg as the Company’s President and Chief Executive Officer with an effective date of January 21, 2016. Mr. Osterberg will succeed Kiran Patankar as of the effective date. Mr. Osterberg was also appointed to the Company’s Board of Directors effective on January 21, 2016.

Mr. Osterberg’s 25 years of mining industry experience includes small, mid-sized, and major mining companies, and mining engineering consulting firms.  He has served the past 4 years as Timberline’s Vice President of Exploration where he managed technical services of the Company.  Prior to joining Timberline, Mr. Osterberg worked as a mining consultant at Tetra Tech and Knight Piesold, and within the discovery group of BHP Minerals. He earned his Ph.D. and M.S. degrees in geology from the University of Minnesota and his B.S. from the University of Wisconsin-Oshkosh.

There are no family relationships between Mr. Osterberg and any of the Company's officers or directors. There are no related party transactions reportable under Item 5.02 of Form 8-K or Item 404(a) of Regulation S-K.  Mr. Osterberg’s compensation will not be altered or amended in relation to his appointment as President & CEO or as a director.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIMBERLINE RESOURCES CORPORATION
Date: January 12, 2016	By:	/s/ Randal Hardy
Randal Hardy Chief Financial Officer